                                                                    EXHIBIT 4(a)









                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 16, 2000

                                     between

                               SEMCO Energy, Inc.,

                                    AS ISSUER

                                       and

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE










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                                Table of Contents
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                                                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS

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SECTION 1.1.               Definition of Terms..............................................................2

                                   ARTICLE II
           GENERAL TERMS AND CONDITIONS OF THE SENIOR DEFERRABLE NOTES

SECTION 2.1.               Designation, Principal Amount and Authorized Denomination........................4
SECTION 2.2.               Maturity.........................................................................5
SECTION 2.3.               Form and Payment.................................................................5
SECTION 2.4.               Global Senior Deferrable Note....................................................5
SECTION 2.5.               Interest.........................................................................6
SECTION 2.6.               Events of Default................................................................8
SECTION 2.7.               Paying Agent; Security Registrar.................................................8
SECTION 2.8.               Extension of Interest Payment Period.............................................8
SECTION 2.9.               Nature of Extension..............................................................9

                                   ARTICLE III
                    REDEMPTION OF THE SENIOR DEFERRABLE NOTES

SECTION 3.1.               Tax Event Redemption.............................................................9
SECTION 3.2.               Redemption Procedure for Senior Deferrable Notes................................10
SECTION 3.3                No Sinking Fund.................................................................10
SECTION 3.4.               Option to Put Senior Deferrable Notes...........................................10
SECTION 3.5.               Repurchase Procedure for Senior Deferrable Notes................................11

                                   ARTICLE IV
                                    EXPENSES

SECTION 4.1.               Payment of Expenses.............................................................11
SECTION 4.2.               Payment Upon Resignation or Removal.............................................12

                                    ARTICLE V
                         FORM OF SENIOR DEFERRABLE NOTES

SECTION 5.1.               Form of Senior Deferrable Note..................................................12


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

                                   ARTICLE VI
                    ORIGINAL ISSUE OF SENIOR DEFERRABLE NOTES


SECTION 6.1.               Original Issue of Senior Deferrable Notes.......................................19
SECTION 6.2.               Calculation of Original Issue Discount..........................................19

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1.               Ratification of Indenture.......................................................20
SECTION 7.2.               Trustee Not Responsible for Recitals............................................21
SECTION 7.3.               Governing Law...................................................................21
SECTION 7.4.               Separability....................................................................21
SECTION 7.5.               Counterparts....................................................................22


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         FIRST SUPPLEMENTAL INDENTURE, dated as of June 16, 2000 (the "First
Supplemental Indenture"), between SEMCO Energy, Inc., a corporation duly organized and existing under the laws of the State of Michigan, (the "Company"), and Bank One Trust Company, National Association, a national banking association, as trustee (the "Trustee")

         WHEREAS, the Company executed and delivered the indenture, dated as of October 23, 1998 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's debentures, notes, bonds or other evidences of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 9% Senior Deferrable Notes due 2005 (the "Senior Deferrable Notes"), the form and substance of such Senior Deferrable Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture");

         WHEREAS, SEMCO Capital Trust II, a Delaware statutory business trust (the "Trust", has offered to the public its Trust Preferred Securities (the "Trust Preferred Securities"), representing preferred, undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company its Common Securities (the "Common Securities" and together with the Trust Preferred Securities, the "Trust Securities"), in the Senior Deferrable Notes; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Senior Deferrable Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Deferrable Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Deferrable Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


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                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1. Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)     the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e)     the following terms have the meanings given to them in the
Declaration: Administrative Trustees; Authorized Newspaper; Senior Deferrable Note Certificate; Clearing Agency; Common Securities Guarantee; Delaware Trustee; Distributions; DTC; FELINE PRIDES; Growth PRIDES; Guarantee; Income PRIDES; Investment Company Event; Pricing Agreement; Property Trustee; Purchase Contract Agreement; Reset Agent; Reset Announcement Date; Reset Spread; Treasury Securities; Two-Year Benchmark,: Treasury; and underwriting Agreement.

         (f)     the following terms have the meanings given to them in this
Section 1.1(f);

                 "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to August 16, 2003, the aggregate principal amount of the Senior Deferrable Notes corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after August 16, 2003, the aggregate principal amount of the Senior Deferrable Notes corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities outstanding on such Tax Event Redemption Date.

                 "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The City of New York are permitted or required by any applicable law to close.

                 "Collateral Agent" has the meaning set forth in the Purchase Contract Agreement.

                 "Coupon Rate" shall have the meaning set forth in Section 2.5.

                 "Senior Deferrable Note Repayment Price" shall have the meaning set forth in Section .4.

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                 "Declaration" means the Amended and Restated Declaration of
Trust of SEMCO Capital Trust II, a Delaware statutory business trust, dated as of June 16, 2000.

                 "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, an Investment Company Event or otherwise, the Trust is to be dissolved in accordance with the Declaration, and, except in the case of a Tax Event Redemption, the Senior Deferrable Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

                 "Failed Remarketing" shall have the meaning set forth in
Section 5.4(b) of the Purchase Contract Agreement.

                 "Global Senior Deferrable Notes" shall have the meaning set forth in Section 2.4.

                 "Non Book-Entry Trust Preferred Securities" shall have the meaning set forth in Section 2.4.

                 "Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional 1,350,000 FELINE PRIDES, in order to satisfy over-allotments.

                 "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

                 "Purchase Contract Agreement" shall mean that certain agreement dated as of June 16, 2000 between the Company and Bank One Trust Company, National Association, as purchase contract agent.

                 "Purchase Contract Settlement Date" means August 16, 2003.

                 "Put Option" shall have the meaning set forth in Section 3.4.

                 "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall case to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                 "Redemption Amount" means for each Senior Deferrable Note, the product of (i) the principal amount of such Senior Deferrable Note and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount of the Treasury Portfolio.

                 "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority



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thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Company on the Senior Deferrable Notes would not be deductible, in whole or in part, by the Company for federal income tax purposes (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 "Tax Event Redemption Date" shall have the meaning set forth in
Section 3.l hereof.
                 "Treasury Portfolio" means with respect to the Applicable Principal Amount of Senior Deferrable Notes (a) if the Tax Event Redemption Date occurs prior to August 16, 2003, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Senior Deferrable Notes that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would he due on the Applicable Principal Amount of the Senior Deferrable Notes on such date, and (b) if the Tax Event Redemption Date occurs after August 16, 2003, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2005 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Senior Deferrable Notes that occurs after the Tax Event Redemption Date, interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Deferrable Notes on such date.

                 "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

                                   ARTICLE II
           GENERAL TERMS AND CONDITIONS OF THE SENIOR DEFERRABLE NOTES

SECTION 2.1. Designation, Principal Amount and Authorized Denomination.

         There is hereby authorized a series of Securities designated the 9% Senior Deferrable Notes due 2005 (the "Senior Deferrable Notes"), limited in aggregate principal amount to $92,783,510 (or up to $106,701,030, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in any written order of the Company for the authentication and delivery of Senior Deferrable Notes pursuant to the Base Indenture. The denominations in which Senior Deferrable Notes shall be issuable is $10 and integral multiples thereof.



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SECTION 2.2 Maturity.

         The Maturity Date will be August 16, 2005.

SECTION 2.3 Form and Payment.

         Except as provided in Section 2.4, the Senior Deferrable Notes shall be issued in fully registered certificated form without interest coupons bearing identical terms. Principal and interest on the Senior Deferrable Notes issued in certificated form will be payable, the transfer of such Senior Deferrable Notes will be registrable and such Senior Deferrable Notes will be exchangeable for Senior Deferrable Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debt Security Register. Notwithstanding the foregoing, so long as the Holder of any Senior Deferrable Notes is the Property Trustee, the payment of the principal of and interest (including expenses and taxes of the Trust set forth in Section 4.1 hereof, if any) on such Senior Deferrable Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4 Global Senior Deferrable Note.

         (a)     In connection with a Dissolution Event,

                 (i) the Senior Deferrable Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Senior Deferrable Note in an aggregate principal amount equal to the aggregate principal amount of all outstanding Senior Deferrable Notes (a "Global Senior Deferrable Note"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Property Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Senior Deferrable Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. The Trustee, upon receipt of such Global Senior Deferrable Note, together with an Officers' Certificate requesting authentication, will authenticate such Global Senior Deferrable Note. Payments on the Senior Deferrable Notes issued as a Global Senior Deferrable Note will be made to the Clearing Agency; and

                 (ii) if any Trust Preferred Securities are held in non book-entry certificated form, the Senior Deferrable Notes in certificated form may be presented to the Trustee by the Property Trustee and any Senior Deferrable Note Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in the Senior Deferrable Notes presented to the Trustee by the Property



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Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust Preferred Securities until such Senior Deferrable Note Certificates are presented to the Property Trustee for transfer or reissuance at which time such Senior Deferrable Note Certificates will be cancelled and a Senior Deferrable Note, registered in the name of the Holder of the Senior Deferrable Note Certificate or the transferee of the Holder of such Senior Deferrable Note Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Senior Deferrable Note Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such Holder. The Trustee, upon receipt of such Senior Deferrable Note together with an Officers' Certificate requesting authentication, shall authenticate such Senior Deferrable Note. On issue of such Senior Deferrable Notes, Senior Deferrable Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

         (b) Unless and until it is exchanged for the Senior Deferrable Notes in registered form, a Global Senior Deferrable Note may be transferred, in whole but not in part, only to another nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

         (c) If at any time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency or if at any time the Clearing Agency for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Clearing Agency for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Two of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Senior Deferrable Notes in certificated registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Deferrable Note in exchange for such Global Senior Deferrable Note. In addition, the Company may at any time determine that the Senior Deferrable Notes shall no longer be represented by a Global Senior Deferrable Note. In such event the Company will execute, and subject to Section 203 of the Base Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Senior Deferrable Notes in certificated registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Deferrable Note in exchange for such Global Senior Deferrable Note. Upon the exchange of the Global Senior Deferrable Note for such Senior Deferrable Notes in certificated registered form without coupons, in authorized denominations, the Global Senior Deferrable Note shall be cancelled by the Trustee. Such Senior Deferrable Notes in certificated registered form issued in exchange for the Global Senior Deferrable Note shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.



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

SECTION 2.5. Interest.

         (a) Each Senior Deferrable Note will bear interest initially at the rate of 9% per annum (the "Coupon Rate") from the original date of issuance until August 16, 2003 and thereafter at the rate determined by the Reset Agent and notified to the Trustee by the Company (the "Reset Rate") until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 9% until August 16, 2003 and at the Reset Rate thereafter, compounded quarterly, payable (subject to the provisions of Article I, herein) quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date") commencing on August 16, 2000, to the Person in whose name such Senior Deferrable Note or any predecessor Senior Deferrable Note is registered, at the close of business on the regular record date for such interest installment, which, in respect of (i) Senior Deferrable Notes of which the Property Trustee is the Holder and the Trust Preferred Securities are in book-entry only form or
(ii) a Global Senior Deferrable Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Senior Deferrable Notes are held by the Property Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Senior Deferrable Notes are not represented by a Global Senior Deferrable Note, the Company may select a regular record date for such interest installment which shall be more than 15 Business Days but less than 60 Business Days prior to an Interest Payment Date.

         (b) The Coupon Rate on the Senior Deferrable Notes will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will become effective on and after the Purchase Contract Settlement Date). On the tenth (10) Business Day immediately preceding the Purchase Contract Settlement Date, the Reset Announcement Date, the Reset Spread and the relevant Two-Year Benchmark Treasury will be announced by the Company and the Company shall deliver an Officers' Certificate to the Trustee containing such information. On the Business Day immediately following such Reset Announcement Date, the Holders of Senior Deferrable Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to such Holders of Senior Deferrable Notes if published in an Authorized Newspaper.

         (c) Not later than 10 calendar days nor more than 15 calendar days immediately preceding the Reset Announcement Date the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee or the Property Trustee, notify the Holders of Senior Deferrable Notes of such Reset Announcement Date and the procedures to be followed by such holders of Senior Deferrable Notes wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Senior



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Deferrable Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

SECTION 2.6. Events of Default.

         So long as the Senior Deferrable Notes are held by the Trust, it shall be an Event of Default with respect to the Senior Deferrable Notes if the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence except in connection with (i) the distribution of the Senior Deferrable Notes held by the Trust to the holders of the Trust Preferred Securities and Common Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Preferred Securities and Common Securities or (iii) a consolidation, conversion, amalgamation, merger or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.

SECTION 2.7. Paying Agent; Security Registrar.

         If the Senior Deferrable Notes are issued in certificated form, the Paying Agent and the Security Registrar for the Senior Deferrable Notes shall be the Corporate Trust Office.

SECTION 2.8. Extension of Interest Payment Period.

         The Company shall have the right at any time, and from time to time, during the term of the Senior Deferrable Notes, to defer payments of interest by extending the interest payment period of such Senior Deferrable Notes for a period not extending, in the aggregate, beyond the Maturity Date of the Senior Deferrable Notes (the "Extension Period"), during which Extension Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.8, will bear interest thereon at the rate of 9% until August 16, 2003, and at the Reset Rate thereafter compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Senior Deferrable Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Senior Deferrable Notes in whose names the Senior Deferrable Notes are registered in the Security Register on the first Record Date after the end of the Extension Period. During any such Extension Period or an Event of Default, however, the Company shall not (a) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to the Senior Deferrable Notes in the right of payment issued by the Company, or (b) make any guarantee payments with respect to any guarantee by the Company of any securities of any of its subsidiaries if such guarantee ranks junior to the Senior Deferrable Notes in right of payment or (c) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, except for or as a result of dividends or distributions in, or options, warrants or rights to subscribe for or purchase, the Company's common stock; any declaration of a dividend in connection with the implementation



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of a shareholder's rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock; or the exchange or conversion of one class or series of the Company's capital stock for or into another class or series of the Company's capital stock; the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and the purchase of the Company's common stock in connection with the Company's normal course issuer bid-purchases for the satisfaction by the Company of its obligations under any benefit plans for the Company and the Company's subsidiaries' directors, officers or employees of the Company's dividend reinvestment plans. Prior to the expiration of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Maturity Date of the Senior Deferrable Notes. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of an Extension Period.

SECTION 2.9. Notice of Extension.

         The Company shall give written notice to the Indenture Trustee of its election of any Extension Period (or any further extension thereof) at least five Business Days before the earlier of (i) the date the interest on the Senior Deferrable Notes would have been payable except for the election to begin or extend the Extension Period; (ii) the date the Indenture Trustee is required to give notice to any securities exchange or to Holders of Senior Deferrable Notes of the Record Date or the Interest Payment Date, and (iii) the Record Date.


                                   ARTICLE III
                    REDEMPTION OF THE SENIOR DEFERRABLE NOTES

SECTION 3.1. Tax Event Redemption.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Deferrable Notes in whole (but not in part) at any time at a Redemption Price per Senior Deferrable Note equal to the Redemption Amount plus accrued and unpaid interest (including compound interest) thereon, together with the expenses and taxes of the Trust set forth in Section 4.1 hereof, if any, to the date of such redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Senior Deferrable Notes, then the proceeds of such redemption, if distributed to the Property Trustee as the sole Holder of such Senior Deferrable Notes, will be applied by the Property Trustee to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Senior Deferrable Notes so redeemed, at the Redemption Price. If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Senior Deferrable Notes, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in



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consultation with the Company. Upon exercise of its option to redeem the Senior
Deferrable Notes, the Company shall in the notice to the Trustee pursuant to
Section 1102 of the Base Indenture specify the Redemption Price and the Redemption Amount. The Trustee shall have no duty or liability to determine or verify such amount. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Senior Deferrable Notes to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Senior Deferrable Notes.

SECTION 3.2. Redemption Procedure for Senior Deferrable Notes.

         Payment of the Redemption Price to each Holder of Senior Deferrable Notes shall be made by the Trustee (subject to its receipt of funds), no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption Date) at such place and to such account as may be designated by each such Holder of Senior Deferrable Notes, including the Property Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Senior Deferrable Notes (or, if the Company is acting as paying agent (or the Property Trustee (if other than the Trustee) has received the Redemption Price), then, on such Tax Event Redemption Date, such Senior Deferrable Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Senior Deferrable Notes have been received by the Company, and all other rights of the Holder in respect of the Senior Deferrable Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Senior Deferrable Notes but without interest on such Redemption Price).

SECTION 3.3. No Sinking Fund.

         The Senior Deferrable Notes are not entitled to the benefit of any sinking fund.

SECTION 3.4. Option to Put Senior Deferrable Notes.

         If a Failed Remarketing has occurred, the Company shall immediately notify the Trustee in writing thereof and each Holder of Senior Deferrable Notes who holds such Senior Deferrable Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on or after the Business Day immediately following the Purchase Contract Settlement Date, upon at least three Business Days, prior notice, to require the Company to repurchase such Holder's Senior Deferrable Notes on September 1, 2003 (the "Put Option Exercise Date"), either in whole or in part, at a repayment price per Senior Deferrable Note equal to $10, plus accrued and unpaid interest, if any, thereon to the date of payment (the Senior Deferrable Note Repayment Price").

SECTION 3.5. Repurchase Procedure for Senior Deferrable Notes.

         (a) in order for the Senior Deferrable Notes to be repurchased on the Put Option Exercise Date, the Company must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at the principal executive offices of SEMCO Energy, Inc. in Michigan, the Senior Deferrable Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Senior Deferrable Notes duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Senior Deferrable Notes for repayment shall be determined by the Company, whose determination shall be final and binding. All such Senior Deferrable Notes repurchased by the Company shall be presented by the Company to the Trustee for cancellation thereof.

         (b) Payment of the Senior Deferrable Note Repayment Price to Holders of Senior Deferrable Notes shall be made either through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture or through the Trustee or the Company acting as paying agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by such Holders. If the Trustee holds immediately available funds sufficient to pay the Senior Deferrable Note Repayment Price of the Senior Deferrable Notes presented for repayment (or, if the Company is acting as paying agent and the Property Trustee (if other than the Trustee) has received the Senior Deferrable Note Repayment Price), then, immediately prior to the close of business on the Business Day immediately preceding the Put Option Exercise Date, such Senior Deferrable Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Senior Deferrable Notes have been received by the Company, and all other rights of the Holder in respect of the Senior Deferrable Notes, including the Holder's right to require the Company to repay such Senior Deferrable Notes, shall terminate and lapse (other than the right to receive the Senior Deferrable Note Repayment Price upon delivery of such Senior Deferrable Notes but without interest on such Senior Deferrable Note Repayment Notice). Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Senior Deferrable Notes for which repayment has been elected.

                                   ARTICLE IV
                                    EXPENSES

SECTION 4.1. Payment of Expenses.

         In connection with the offering, sale and issuance of the Senior Deferrable Notes to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Senior Deferrable Notes, shall pay all costs and expenses relating to the offering, sale and issuance of the Senior Deferrable Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation and expenses of the Trustee and its counsel under the Indenture in accordance with the provisions of the Base Indenture.

SECTION 4.2. Payment Upon Resignation or Removal.

         Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts then owing to the Trustee under Section 606 of the Base Indenture. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                         FORM OF SENIOR DEFERRABLE NOTE

SECTION 5.1. Form of Senior Deferrable Note.

         The Senior Deferrable Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         [IF THE SENIOR DEFERRABLE NOTE IS TO BE A GLOBAL SENIOR DEFERRABLE NOTE, INSERT - This Senior Deferrable Note is a Global Senior Deferrable Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Clearing Agency or a nominee of the Clearing Agency. This Senior Deferrable Note is exchangeable for Senior Deferrable Notes registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Senior Deferrable Note (other than a transfer of this Senior Deferrable Note as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency) may be registered except in limited circumstances.

         Unless this Senior Deferrable Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Senior Deferrable Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.
    --------------------------------

CUSIP No. 78412D AC 3                                 $
                                                       -------------------------

                               SEMCO Energy, Inc.
                       9% SENIOR DEFERRABLE NOTE DUE 2005

         SEMCO Energy, Inc., a Michigan corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to),
for value received, hereby promises to pay to                               the
principal amount of ($              ) on August 16, 2005 (such date is
hereinafter referred to as the "Maturity Date"), and to pay interest on said
principal sum from June   , 2000, or from the most recent interest payment date
(each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing on August 16, 2000 initially at the rate of 9% per annum until August 16, 2003, and at the Reset Rate thereafter until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 9% until August 16, 2003 and at the Reset Rate thereafter compounded quarterly. The interest rate will be reset on the third business day preceding August 16, 2003 to the Reset Rate (as determined by the Reset Agent). The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Deferrable Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Senior Deferrable Note is registered at the close of business on the regular record date for such interest installment, which in the case of a Global Senior Deferrable Note shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Senior Deferrable Notes are no longer represented by a Global Senior Deferrable Note, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Senior Deferrable Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Senior Deferrable Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Deferrable Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Senior Deferrable Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Senior Deferrable Note is the Property Trustee or the Collateral Agent, the payment of the principal of (and premium, if any) and interest on this Senior Deferrable Note will be made at such place and to such account as may be designated in writing by the Property Trustee or the Collateral Agent.

         Interest on the Senior Deferrable Note is deferrable in accordance with the terms of the Indenture.

         The indebtedness evidenced by this Senior Deferrable Note is, to the extent provided in the Indenture, senior and Deferrable and will rank in right of payment on parity with all other senior Deferrable obligations of the Company.

         This Senior Deferrable Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Deferrable Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

         Dated:

                                     SEMCO Energy, Inc.

                                     By:
                                        ----------------------------------------

                                     Name:

                                     Title:



Attest:

By:
   --------------------------------

Name:

Title:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Deferrable Notes of the series designated therein referred to in the within mentioned Indenture.

Dated:

                                               BANK ONE TRUST COMPANY, NATIONAL
                                               ASSOCIATION, as Trustee



                                               By
                                                 -------------------------------
                                                 Authorized Signatory

                   (FORM OF REVERSE OF SENIOR DEFERRABLE NOTE)

         This Senior Deferrable Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of October 23, 1998 (the "Base Indenture"), duly executed and delivered between the Company and Bank One Trust Company, National Association, as Trustee (the "Trustee") (as supplemented by the First Supplemental Indenture, dated as of June 16, 2000, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Senior Deferrable Notes in whole (but not in part) at any time at a Redemption Price per Senior Deferrable Note equal to the Redemption Amount plus accrued and unpaid interest thereon, together with expenses and taxes of the Trust, if any, to the Tax Event Redemption Date. The Redemption Price shall be paid to each Holder of the Senior Deferrable Note by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

         The Senior Deferrable Notes are not entitled to the benefit of any sinking fund.

         If a Failed Remarketing has occurred, each Holder of this Senior Deferrable Note who holds this Senior Deferrable Note on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on or after the Business Day immediately following the Purchase Contract Settlement Date, upon at least three Business Days' prior notice, to require the Company to repurchase such Holder's Senior Deferrable Notes on September 1, 2003 (the "Put Option Exercise Date"), either in whole or in part, at a repayment price per Senior Deferrable Note equal to $50, plus accrued and unpaid interest, if any, thereon to the date of payment (the Senior Deferrable Note Repayment Price"). In order for the Senior Deferrable Notes to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the principal executive offices of SEMCO Energy, Inc. in Michigan, the Senior Deferrable Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Senior Deferrable Notes duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Senior Deferrable Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Senior Deferrable Note Repayment Price in respect of such Senior Deferrable Notes shall be made, either through the Trustee or the Company acting as paying agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Deferrable Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Deferrable Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Senior Deferrable Notes; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Senior Deferrable Note so affected, or
(ii) reduce the aforesaid percentage of Senior Deferrable Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Senior Deferrable Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Senior Deferrable Notes of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or a Default in respect of a provision that under Section 902 of the Indenture cannot be amended without the consent of each holder affected thereby. Any such consent or waiver by the registered Holder of this Senior Deferrable Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Senior Deferrable Note and of any Senior Deferrable Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Deferrable Note.

         No reference herein to the Indenture and no provision of this Senior Deferrable Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Deferrable Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Senior Deferrable Note is transferable by the registered Holder hereof on the Debt Security Register of the Company, upon surrender of this Senior Deferrable Note for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Deferrable Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to the presentment for registration of transfer of this Senior Deferrable Note, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Deferrable Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Deferrable Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         The Senior Deferrable Notes of this series are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Deferrable Notes of this series so issued are exchangeable for a like aggregate principal amount of Senior Deferrable Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Senior Deferrable Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Senior Deferrable Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws principles.


                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company
to repay $      principal amount of the within Senior Deferrable Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           (Please print: or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Senior Deferrable Note or Senior Deferrable Notes representing the remaining aggregate principal amount of this Senior Deferrable Note.

         For this Option to Elect Repayment to be effective, this Senior Deferrable Note with the Option to Elect Repayment duly completed must be received by the Company at SEMCO Energy, Inc., Attn: Treasurer, 405 Water Street, P. O. Box 5026, Port Huron, Michigan 48061, no later than 5:00 p.m. on the third Business Day immediately preceding September 1, 2003.

Dated:                            Signature:
                                            ------------------------------------

                                  Signature Guarantee:
                                                      --------------------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Senior Deferrable Note in every particular without alteration or enlargement or any change whatsoever.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Deferrable Note to

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

        (Insert assignee's social security or tax identification number)

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
                    (Insert address and zip code of assignee) agent to transfer this Senior Deferrable Note on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     -------------------

                               Signature:
                                         ---------------------------------------
                               Signature Guarantee:
                                                   -----------------------------

 (Sign exactly as your name appears on the other side of this Senior Deferrable
                                     Note)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debt Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ARTICLE VI
                    ORIGINAL ISSUE OF SENIOR DEFERRABLE NOTES

SECTION 6.1. Original Issue of Senior Deferrable Notes.

         Senior Deferrable Notes in the aggregate principal amount of $92,783,510 (or, $106,701,030, if the Over-Allotment Option is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Deferrable Notes to or upon the written order of the Company, signed by is Chairman, its President, or any Vice President and its Secretary or Assistant Secretary, a Treasurer or an Assistant Treasurer, without any further action by the Company.

SECTION 6.2. Calculation of Original Issue Discount.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1. Ratification of Indenture.

         The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 7.2. Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 7.3. Governing Law.

         This First Supplemental Indenture and each Senior Deferrable Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws principles.

SECTION 7.4. Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Senior Deferrable Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Senior Deferrable Notes, but this First Supplemental Indenture and the Senior Deferrable Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 7.5. Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                    SEMCO Energy, Inc.
                                    as Issuer

                                    By:
                                       -----------------------------------------
                                    Name:    William L. Johnson
                                    Title:   Chairman of the Board
                                             and Chief Executive Officer

                                    BANK ONE TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Trustee

                                    By:
                                       -----------------------------------------
                                    Name:    Ernest J. Peck
                                    Title:   Vice President